FOR IMMEDIATE RELEASE                               Contact: Lesley A. Mobbs
                                                             Legal Manager
                                                             310-765-4656


                    MERISEL RETAINS NEW INDEPENDENT AUDITORS

LONG BEACH, Calif. (February 3, 2005)- Merisel, Inc. (OTC:MSEL.PK) today announced that on February 1, 2004, the Audit Committee of the Company's Board of Directors selected and retained the independent registered public accounting firm of BDO Seidman, LLP ("BDO") as its independent auditors. BDO will audit the Company's financial statements for the fiscal year ended December 31, 2004.

"We are pleased to name BDO Seidman as our new independent accountants," said Allyson Vanderford, Vice President of Finance at Merisel. "BDO Seidman is one of the premier accounting and consulting organizations worldwide and we look forward to working with them."


Visit Merisel at www.merisel.com.

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